Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,142,337)
Unrealized Gain (Loss) on Market Value of Futures	4,748,008
Dividend Income	331
Interest Income	690
ETF Transaction Fees	1,400
Total Income (Loss)	$3,608,092

Expenses
Investment Advisory Fee	$43,012
Brokerage Commissions	5,678
NYMEX License Fee	1,669
Non-interested Directors' Fees and Expenses	787
SEC & FINRA Registration Expense	775
Prepaid Insurance Expense	435
Total Expenses	$52,356
Net Income (Loss)	$3,555,736

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$87,275,501
Withdrawals (400,000 Units)	(19,254,709)
Net Income (Loss)	3,555,736

Net Asset Value End of Period	$71,576,528
Net Asset Value Per Unit (1,500,000 Units)	$47.72

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502